Exhibit 10.3

FORM OF SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on July 27, 2020, by and among dMY Technology Group, Inc., a Delaware corporation (the “Company”), Rush Street Interactive, LP, a Delaware limited partnership (“RSI”), Rush Street Interactive GP, LLC, a Delaware limited liability company (the “Sellers’ Representative”), and the undersigned subscriber (“Subscriber”).

WHEREAS, concurrently with the execution of this Subscription Agreement, the Company is entering into a definitive agreement with RSI, and the other parties thereto, in substantially the form previously provided to Subscriber, providing for the combination of the Company and RSI (the “Transaction Agreement” and the transactions contemplated by the Transaction Agreement, the “Transaction”);

WHEREAS, in connection with the Transaction, Subscriber desires to subscribe for and purchase from the Company, immediately prior to the consummation of the Transaction, that number of shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), set forth on the signature page hereto (the “Subscribed Shares”) for a purchase price of $10.00 per share (the “Per Share Price” and the aggregate of such Per Share Price for all Subscribed Shares being referred to herein as the “Purchase Price”), and the Company desires to issue and sell to Subscriber the Subscribed Shares in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Company; and

WHEREAS, on or about the date of this Subscription Agreement, the Company is entering into subscription agreements (the “Other Subscription Agreements” and together with the Subscription Agreement, the “Subscription Agreements”) with certain other investors (the “Other Subscribers” and together with Subscriber, the “Subscribers”), pursuant to which such investors have agreed to purchase on the closing date of the Transaction, inclusive of the Subscribed Shares, an aggregate amount of up to 16,043,002 shares of Class A Common Stock, at the Per Share Price (the “Other Subscribed Shares” and together with the Subscribed Shares, the “Collective Subscribed Shares”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Section 1.    Subscription. Subject to the terms and conditions hereof, at the Closing (as defined below), Subscriber hereby agrees to subscribe for and purchase, and the Company hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Subscribed Shares (such subscription and issuance, the “Subscription”).

Section 2.    Closing.

(a)    The consummation of the Subscription contemplated hereby (the “Closing”) shall occur on the closing date of the Transaction (the “Closing Date”), immediately prior to the consummation of the Transaction.

(b)    At least five (5) Business Days before the anticipated Closing Date, the Company shall deliver written notice to Subscriber (the “Closing Notice”) specifying (i) the anticipated

Closing Date and (ii) the wire instructions for delivery of the Purchase Price to the Company. No later than one (1) Business Day prior to the Closing Date, Subscriber shall deliver the Purchase Price for the Subscribed Shares by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice, such funds to be held by the Company in escrow until the Closing, and deliver to the Company such information as is reasonably requested in the Closing Notice in order for the Company to issue the Subscribed Shares to Subscriber, including, without limitation, the legal name of the person in whose name the Subscriber Shares are to be issued and a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8. At the Closing, upon satisfaction (or, if applicable, waiver) of the conditions set forth in this Section 2, the Company shall deliver to Subscriber (i) the Subscribed Shares in book entry form, free and clear of any liens or other restrictions (other than those arising under this Subscription Agreement or state or federal securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions), and (ii) written notice from the Company’s transfer agent evidencing the issuance to Subscriber of the Subscribed Shares on and as of the Closing Date. In the event that the consummation of the Transaction does not occur within ten (10) Business Days after the anticipated Closing Date specified in the Closing Notice, the Company shall promptly (but in no event later than two (2) Business Days after the anticipated Closing Date specified in the Closing Notice) return the funds so delivered by Subscriber to the Company by wire transfer in immediately available funds to the account specified by Subscriber, and any book entries shall be deemed cancelled. Notwithstanding such return or cancellation (x) a failure to close on the anticipated Closing Date shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth in this Section 2 to be satisfied or waived on or prior to the Closing Date, and (y) unless and until this Subscription Agreement is terminated in accordance with Section 6 herein, Subscriber shall remain obligated (A) to redeliver funds to the issuer in escrow following the Company’s delivery to Subscriber of a new Closing Notice and (B) to consummate the Closing upon satisfaction of the conditions set forth in this Section 2. For the purposes of this Subscription Agreement, “Business Day” means any day other than a Saturday, Sunday or a day on which the Federal Reserve Bank of New York is closed.

(c)    The Closing shall be subject to the satisfaction or valid waiver by the Company, on the one hand, or Subscriber, on the other, of the conditions that, on the Closing Date:

(i)

no suspension of the qualification of the Subscribed Shares for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred;

(ii)

all conditions precedent to the closing of the Transaction set forth in the Transaction Agreement, including the approval of the Company’s stockholders, shall have been satisfied (other than those conditions which, by their nature, are to be satisfied at the closing of the Transaction pursuant to the Transaction Agreement) or waived, and the closing of the Transaction shall be scheduled to occur concurrently with or immediately following the Closing; and

(iii)

no governmental authority (including, but not limited to, any gaming authority) shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby.

(d)    The obligation of the Company to consummate the Closing shall be subject to the satisfaction or valid waiver by the Company of the additional conditions that, on the Closing Date:

(i)

all representations and warranties of Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect (as defined below), which representations and warranties shall be true in all respects) at and as of the Closing Date;

(ii)

Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing; and

(iii)

if required by applicable gaming laws, rules, regulations, orders, policies or procedures, Subscriber shall have been found suitable by such gaming authorities and there shall be no pending or threatened investigations, reviews or adjudications of Subscriber or its affiliates or their respective employees, directors, officers or owners by any governmental authorities under applicable gaming laws the results of which could reasonably be expected to result in the denial, revocation, limitation or suspension of a gaming license with respect to the Company or RSI or their respective affiliates.

(e)    The obligation of Subscriber to consummate the Closing shall be subject to the satisfaction or valid waiver by Subscriber of the additional conditions that, on the Closing Date:

(i)

all representations and warranties of the Company contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Company Material Adverse Effect (as defined below), which representations and warranties shall be true in all respects) at and as of the Closing Date;

(ii)

the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing;

(iii)

except to the extent consented to in writing by Subscriber, the Transaction Agreement shall not have been amended, modified, supplemented or waived in a manner which materially and adversely affects the Company; and

(iv)

assuming funding by Subscriber of the full Purchase Price hereunder, the Company shall have received aggregate gross proceeds of not less than $100 million from the sale of the Collective Subscribed Shares pursuant to the Subscription Agreements.

(f)    Prior to or at the Closing, Subscriber shall deliver to the Company a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8.

Section 3.    Company Representations and Warranties. The Company represents and warrants to Subscriber that:

(a)    The Company (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) has the requisite power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into and perform its obligations under this Subscription Agreement, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Subscription Agreement, a “Company Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to the Company and its subsidiaries, taken together as a whole (on a consolidated basis), that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the Company’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Subscribed Shares.

(b)    The Subscribed Shares have been duly authorized and, when issued and delivered to Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, will be validly issued, fully paid and non-assessable and will not have been issued in violation of any preemptive rights created under the Company’s organizational documents or the laws of its jurisdiction of incorporation.

(c)    This Subscription Agreement has been duly executed and delivered by the Company, and assuming the due authorization, execution and delivery of the same by Subscriber, this Subscription Agreement shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

(d)    Assuming the accuracy of the representations and warranties of Subscriber, the execution and delivery of this Subscription Agreement, the issuance and sale of the Subscribed Shares and the compliance by the Company with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject;

(ii) the organizational documents of the Company; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Company Material Adverse Effect.

(e)    Assuming the accuracy of the representations and warranties of Subscriber, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including New York Stock Exchange (the “Stock Exchange”)) or other person in connection with the execution, delivery and performance of this Subscription Agreement (including, without limitation, the issuance of the Subscribed Shares), other than (i) filings required by applicable state securities laws, (ii) filings required by applicable gaming laws, (iii) the filing of the Registration Statement pursuant to Section 5 below, (iv) the filing of a Notice of Exempt Offering of Securities on Form D with the United States Securities and Exchange Commission (“Commission”) under Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), if applicable, (v) those required by the Stock Exchange, including with respect to obtaining stockholder approval, (vi) those required to consummate the Transaction as provided under the Transaction Agreement, (vii) the filing of notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, and (viii) the failure of which to obtain would not be reasonably likely to have a Company Material Adverse Effect.

(f)    As of their respective dates, all reports required to be filed by the Company with the Commission (the “SEC Reports”) complied in all material respects with the requirements of the Securities Act and the Securities Exchange Act of 1934, and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. The Company has timely filed each report, statement, schedule, prospectus, and registration statement that the Company was required to file with the Commission since its inception. There are no material outstanding or unresolved comments in comment letters from the Staff of the Commission with respect to any of the SEC Reports.

(g)    As of the date hereof and immediately prior to the Closing and the consummation of the Transaction, the authorized capital stock of the Company consists and will consist of 400,000,000 shares of common stock, par value of $0.0001 per share (“Common Stock”), including 380,000,000 shares of Class A Common Stock and 20,000,000 shares of Class B Common Stock, par value of $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Shares”). As of the date hereof and immediately prior to the Closing and prior to giving effect to any of the Transactions contemplated by the Transaction Agreement: (i) 23,000,000 shares of Class A Common Stock, 5,750,000 shares of Class B Common Stock and no Preferred Shares are and will be issued and outstanding; (ii) 18,100,000 warrants, each exercisable to purchase one share of Class A Common Stock at $11.50 per share (“Warrants”), are and will be issued and outstanding, including 6,600,000 private placement warrants; and (iii) no shares of Class A Common Stock are or will be subject to issuance upon exercise of outstanding options. No Warrants are exercisable on or prior to the Closing.

(h)    All (i) issued and outstanding Class A Common Stock has been duly authorized and validly issued, is fully paid and non-assessable and is not subject to preemptive rights and (ii) outstanding Warrants have been duly authorized and validly issued, are fully paid and are not subject to preemptive rights. As of the date hereof, except as set forth above and pursuant to (i) the Other Subscription Agreements, or (ii) the Transaction Agreement (including the exhibits and schedules thereto), there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any Class A Common Stock or other equity interests in the Company (collectively, “Equity Interests”) or securities convertible into or exchangeable or exercisable for Equity Interests. As of the date hereof, the Company has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any Equity Interests, other than (A) the letter agreements entered into by the Company in connection with the Company’s initial public offering on February 20, 2020, pursuant to which the Company’s sponsor and the Company’s executive officers and independent directors agreed to vote in favor of any proposed Business Combination (as defined therein), which includes the Transaction, and (B) as contemplated by the Transaction Agreement.

(i)    There are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered, and not fully waived by the holder of such securities or instruments pursuant to a written agreement or consent, by the issuance of (i) the Subscribed Shares or (ii) the shares to be issued pursuant to any Other Subscription Agreement.

(j)    Except for such matters as have not had and would not be reasonably likely to have a Company Material Adverse Effect, there is no (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of the Company, threatened in writing against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against the Company.

(k)    The issued and outstanding shares of Class A Common Stock are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are listed for trading on the Stock Exchange under the symbol “DMYT”. There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by the Stock Exchange or the Commission with respect to any intention by such entity to deregister the shares of Class A Common Stock or prohibit or terminate the listing of the shares of Common Stock on the Stock Exchange. The Company has taken no action that is designed to terminate the registration of the shares of Class A Common Stock under the Exchange Act.

(l)    Upon consummation of the Transaction, the issued and outstanding shares of Class A Common Stock (excluding, for the avoidance of doubt, the Subscribed Shares) will be registered pursuant to Section 12(b) of the Exchange Act and will be listed for trading on the Stock Exchange, or another U.S. national securities exchange.

(m)    Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 4 of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Subscribed Shares by the Company to Subscriber.

(n)    Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Subscribed Shares.

(o)    Except for the Placement Agent, no broker or finder is entitled to any brokerage or finder’s fee or commission solely in connection with the sale of the Subscribed Shares to Subscriber.

Section 4.    Subscriber Representations and Warranties. Subscriber represents and warrants to the Company that:

(a)    Subscriber (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and (ii) has the requisite power and authority to enter into and perform its obligations under this Subscription Agreement.

(b)    This Subscription Agreement has been duly executed and delivered by Subscriber, and assuming the due authorization, execution and delivery of the same by the Company, this Subscription Agreement shall constitute the valid and legally binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

(c)    The execution and delivery of this Subscription Agreement, the purchase of the Subscribed Shares and the compliance by Subscriber with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject; (ii) the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Subscriber Material Adverse Effect. For purposes of this Subscription Agreement, a “Subscriber Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to Subscriber that would reasonably be expected to have a material adverse effect on Subscriber’s ability to consummate the transactions contemplated hereby, including the purchase of the Subscribed Shares.

(d)    Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) satisfying the applicable requirements set forth on Annex A, (ii) is acquiring the Subscribed Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Subscribed Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Subscribed Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and has provided the Company with the requested information on Annex A following the signature page hereto). Subscriber is not an entity formed for the specific purpose of acquiring the Subscribed Shares.

(e)    Subscriber understands that the Subscribed Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Subscribed Shares have not been registered under the Securities Act. Subscriber understands that the Subscribed Shares may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, or (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act, and, in each of cases (i) and (ii), in accordance with any applicable securities laws of the applicable states and other jurisdictions of the United States, and as a result of these transfer restrictions, Subscriber may not be able to readily resell the Subscribed Shares and may be required to bear the financial risk of an investment in the Subscribed Shares for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Subscribed Shares.

(f)    Subscriber understands and agrees that Subscriber is purchasing the Subscribed Shares directly from the Company. Subscriber further acknowledges that there have not been, and Subscriber hereby agrees that it is not relying on, any representations, warranties, covenants or agreements made to Subscriber by the Company, any other party to the Transaction or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company set forth in this Subscription Agreement. Subscriber acknowledges that certain information provided by the Company was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections.

(g)    In making its decision to purchase the Subscribed Shares, Subscriber has relied solely upon independent investigation made by Subscriber. Subscriber acknowledges and agrees that Subscriber has received such information as Subscriber deems necessary in order to make an investment decision with respect to the Subscribed Shares, including with respect to the Company and the Transaction (including RSI and its subsidiaries (collectively, the “Acquired Companies”)). Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such undersigned’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subscribed Shares. Subscriber acknowledges and agrees that neither Needham & Company, LLC, acting as placement agent to the Company (the “Placement Agent”), nor any affiliate of the Placement Agent has provided Subscriber with any information or advice with respect to the Subscribed Shares nor is such information or advice necessary or desired. Neither the Placement Agent nor any of its affiliates has made or makes any representation as to the Company or the Acquired Companies or the quality or value of the Subscribed Shares and the Placement Agent and any of its respective affiliates may have acquired non-public information with respect to the Company or the Acquired Companies which Subscriber agrees need not be provided to it. In connection with the issuance of the Subscribed Shares to Subscriber, neither the Placement Agent nor any of its affiliates has acted as a financial advisor or fiduciary to Subscriber.

(h)    Subscriber became aware of this offering of the Subscribed Shares solely by means of direct contact between Subscriber and the Company and/or RSI, or their respective affiliates, or by means of contact from the Placement Agent and the Subscribed Shares were offered to Subscriber solely by direct contact between Subscriber and the Company and/or RSI, or their respective affiliates. Subscriber did not become aware of this offering of the Subscribed Shares, nor were the Subscribed Shares offered to Subscriber, by any other means. Subscriber acknowledges that the Company represents and warrants that the Subscribed Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(i)    Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Subscribed Shares. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subscribed Shares, and Subscriber has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as Subscriber has considered necessary to make an informed investment decision.

(j)    Subscriber has adequately analyzed and fully considered the risks of an investment in the Subscribed Shares and determined that the Subscribed Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Company. Subscriber acknowledges specifically that a possibility of total loss exists.

(k)    Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Subscribed Shares or made any findings or determination as to the fairness of this investment.

(l)    Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains, either directly or through the use of a third-party administrator, policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. Subscriber further represents and warrants that, to the extent required, it maintains, either directly or through the use of a third-party administrator, policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Subscribed Shares were legally derived.

(m)    Subscriber does not have, as of the date hereof, and during the 30-day period immediately prior to the date hereof such Subscriber has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the securities of the Company. Notwithstanding the foregoing, in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Subscriber’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Subscribed Shares covered by this Agreement.

(n)    Subscriber is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of equity securities of the Company (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

(o)    No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in the Company as a result of the purchase and sale of Subscribed Shares hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over the Company from and after the Closing as a result of the purchase and sale of Subscribed Shares hereunder.

(p)    If Subscriber is an employee benefit plan that is subject to Title I of ERISA, a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Internal Revenue Code of 1986, as amended, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Subscriber represents and warrants that neither the Company, nor any of its respective affiliates (the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Subscribed Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Subscribed Shares.

(q)    Subscriber at the Closing will have sufficient funds to pay the Purchase Price pursuant to Section 2.

(r)    No broker or finder is entitled to any brokerage or finder’s fee or commission solely in connection with the sale of the Subscribed Shares to Subscriber.

(s)    Subscriber agrees that, notwithstanding Section 8(i), the Placement Agent may rely upon the representations and warranties made by Subscriber to the Company in this Subscription Agreement.

Section 5.    Registration of Subscribed Shares.

(a)    The Company agrees that, prior to the Closing Date, the Company will file with the SEC (at the Company’s sole cost and expense) a registration statement registering the resale of the Subscribed Shares (the “Registration Statement”), and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective upon the Closing, but no later than sixty (60) calendar days following the Closing Date (the “Effectiveness Deadline”), provided, that the Effectiveness Deadline shall be extended to ninety (90) calendar days after the Closing Date if the Registration Statement is reviewed by, and comments thereto are provided from, the SEC. The Company will use its commercially reasonable efforts to provide a draft of the Registration Statement to the undersigned for review (but not comment) at least two (2) business days in advance of filing the Registration Statement; provided that, for the avoidance of doubt, in no event shall the Company be required to delay or postpone the filing of such Registration Statement as a result of or in connection with Subscriber’s review. Notwithstanding the foregoing, if the SEC prevents the Company from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Subscribed Shares by the applicable stockholders or otherwise, such Registration Statement shall register for resale such number of Subscribed Shares which is equal to the maximum number of Subscribed Shares as is permitted by the SEC. In such event, the number of Subscribed Shares to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders. The Company agrees that, except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, the Company will use commercially reasonable efforts to cause such Registration Statement to remain effective with respect to Subscriber until the earlier of (i) two years from the issuance of the Subscribed Shares, (ii) the date on which all of the Subscribed Shares shall have been sold, or (iii) on the first date on which the undersigned can sell all of its Subscribed Shares (or shares received in exchange therefor) under Rule 144 of the Securities Act without limitation as to the manner of sale or the amount of such securities that may be sold. For as long as the Registration Statement shall remain effective pursuant to the immediately preceding sentence, the Company will use commercially reasonable efforts to file all reports, and provide all customary and reasonable cooperation, necessary to enable the undersigned to resell the Subscribed Shares pursuant to the Registration Statement or Rule 144 of the Securities Act (when Rule 144 of the Securities Act becomes available to the Company), as applicable, qualify the Subscribed Shares for listing on the applicable stock exchange on which the Company’s Class A common stock is then listed, and update or amend the Registration Statement as necessary to include the Subscribed Shares. The undersigned agrees to disclose its beneficial ownership, as determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”), of Subscribed Shares to the Company (or its successor) upon request to assist the Company in making the determination described above. The Company’s obligations to include the Subscribed Shares in the Registration Statement are contingent upon Subscriber furnishing in writing to the Company such information regarding Subscriber, the securities of the Company held by Subscriber and the intended method of disposition of the Subscribed Shares as shall be reasonably requested by the Company to effect the registration of the Subscribed Shares, and Subscriber shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Company shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder. In the case of the registration effected by the Company pursuant to this Subscription Agreement, the Company shall, upon reasonable request, inform Subscriber as to the status of such registration. Subscriber shall not be entitled to use the Registration Statement for an underwritten offering of Subscribed Shares. Notwithstanding anything to the contrary contained herein, the Company may delay or postpone filing of such Registration Statement, and from time to time require Subscriber not to sell under the Registration Statement or suspend the use or effectiveness of any such Registration Statement if it determines that in order for the registration statement to not contain a material misstatement or omission, an amendment thereto would be needed, or if such filing or use could materially affect a bona fide business or financing transaction of the Company or would require premature disclosure of information that could materially adversely affect the Company (each such circumstance, a “Suspension Event”); provided, that, (w) the Company shall not so delay filing or so suspend the use of the Registration Statement for a period of more than sixty (60) consecutive days or more than two (2) times in any three hundred sixty (360) day period and (x) the Company shall use commercially reasonable efforts to make such registration statement available for the sale by the undersigned of such securities as soon as practicable thereafter.

(b)    Upon receipt of any written notice from the Company (which notice shall not contain any material non-public information regarding the Company) of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the undersigned agrees that (i) it will immediately discontinue offers and sales of the Subscribed Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the undersigned receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law, subpoena or regulatory request or requirement. If so directed by the Company, the undersigned will deliver to the Company or, in the undersigned’s sole discretion destroy, all copies of the prospectus covering the Subscribed Shares in the undersigned’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Subscribed Shares shall not apply (w) to the extent the undersigned is required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (B) in accordance with a bona fide pre-existing document retention policy or (x) to copies stored electronically on archival servers as a result of automatic data back-up.

Section 6.    Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of the Company, RSI, the Sellers’ Representative and Subscriber to terminate this Subscription Agreement, (c) if, on the Closing Date of the Transaction, any of the conditions to Closing set forth in Section 2 of this Subscription Agreement have not been satisfied as of the time required hereunder to be so satisfied or waived by the party entitled to grant such waiver and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated, or (d) the “Outside Date” (as such term is defined in the Transaction Agreement); provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall notify Subscriber of the termination of the Transaction Agreement promptly after the termination thereof.

Section 7.    Trust Account Waiver. Subscriber hereby acknowledges that the Company has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the Company’s public stockholders and certain other parties (including the underwriters of the IPO). For and in consideration of the Company entering into this Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Subscriber hereby (a) agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in the Trust Account, and shall not make any claim against the Trust Account, regardless of whether such claim arises as a result of, in connection with or relating in any way to this Subscription Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”), (b) irrevocably waives any Released Claims that it may have against the Trust Account now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company, and (c) will not seek recourse against the Trust Account for any reason whatsoever; provided, however, that nothing in this Section 7 shall be deemed to limit any Subscriber’s right to distributions from the Trust Account in accordance with the Company’s amended and restated certificate of incorporation in respect of shares of Class A Common Stock of the Company acquired by any means other than pursuant to this Subscription Agreement.

Section 8.    Miscellaneous.

(a)    All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) when sent by electronic mail, on the date of transmission to such recipient; provided, that such notice, request, demand, claim or other communication is also sent to the recipient pursuant to clauses (i), (iii) or (iv) of this Section 8(a), (iii) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (iv) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 8(a). A courtesy electronic copy of any notice sent by methods (i), (iii), or (iv) above shall also be sent to the recipient via electronic mail if provided in the applicable signature page hereof or to an electronic mail address as subsequently modified by written notice given in accordance with this Section 8(a).

(b)    Subscriber acknowledges that the Company, RSI, the Sellers’ Representative, and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, Subscriber agrees to promptly notify the Company, RSI, and the Sellers’ Representative if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of Subscriber set forth herein are no longer accurate in all material respects. The Company acknowledges that Subscriber and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, the Company agrees to promptly notify Subscriber if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of the Company set forth herein are no longer accurate in all material respects.

(c)    Each of the Company, RSI, the Sellers’ Representative, and Subscriber is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(d)    Subscriber shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

(e)    Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Subscribed Shares acquired hereunder, if any) may be transferred or assigned. Neither this Subscription Agreement nor any rights that may accrue to the Company, RSI, or the Sellers’ Representative hereunder may be transferred or assigned (provided, that, for the avoidance of doubt, the Company or RSI may transfer the Subscription Agreement and its rights hereunder solely in connection with the consummation of the Transaction and exclusively to another entity under the control of, or under common control with, the Company or RSI, as applicable). Notwithstanding the foregoing, Subscriber may assign its rights and obligations under this Subscription Agreement to one or more of its affiliates (including other investment funds or accounts managed or advised by the investment manager who acts on behalf of Subscriber) or, with the Company’s, RSI’s, and the Sellers’ Representative’s prior written consent, to another person, provided that no such assignment shall relieve Subscriber of its obligations hereunder if any such assignee fails to perform such obligations.

(f)    All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing. For the avoidance of doubt, if for any reason the Closing does not occur prior to the consummation of the Transaction, all representations, warranties, covenants and agreements of the parties hereunder shall survive the consummation of the Transaction and remain in full force and effect.

(g)    The Company may request from Subscriber such additional information as the Company may reasonably deem necessary to evaluate the eligibility of Subscriber to acquire the Subscribed Shares, and Subscriber shall provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures (except with respect to requests in connection with determining eligibility under applicable gaming laws and/or requests by gaming regulatory authorities, which requests shall be complied with in all respects).

(h)    This Subscription Agreement may not be amended, modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought; provided, that, this Subscription Agreement may be amended, modified, waived or terminated with the written consent of the Company, RSI, the Sellers’ Representative and the Subscribers then holding a majority of the Collective Subscribed Shares then committed to be purchased at the Closing by (or, if after the Closing, then held by) all Subscribers (the “Required Subscribers”). Upon the effectuation of such waiver, modification, amendment or termination with the consent of the Required Subscribers in conformance with this Section 8(h), such amendment, modification, waiver or termination shall be binding on all Subscribers and effective as to all of the Subscription Agreements. The Company shall promptly give written notice thereof to Subscriber if Subscriber has not previously consented to such amendment, modification, waiver or termination in writing; provided that the failure to give such notice shall not affect the validity of such amendment, modification, waiver or termination. Notwithstanding anything to the contrary herein, (i) no amendment, modification or waiver shall be effective against any Subscriber unless such amendment, modification or waiver applies to all Subscribers equally, (ii) any amendment, modification or waiver that has a disproportionate effect on a Subscriber (considered apart from any disproportionate effect owing to the number of Subscribed Shares held by such Subscriber), shall require the consent of such Subscriber and (iii) any amendment to Section 3, Section 5, or Section 6 of this Subscription Agreement shall require the consent of the undersigned Subscriber.

(i)    This Subscription Agreement and the non-disclosure agreement entered into by the parties hereto constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

(j)    This Subscription Agreement is intended for the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person; provided, however, that the Placement Agent shall be an intended third party beneficiary of the representations and warranties of the Company in Section 3 hereof and of the Subscribers in Section 4 hereof.

(k)    The parties hereto acknowledge and agree that: (i) this Subscription Agreement is being entered in order to induce each of RSI, the Sellers (as defined in the Transaction Agreement) and the Sellers’ Representative to execute and deliver the Transaction Agreement and without the representations, warranties, covenants and agreements of the Company and Subscriber hereunder, each of RSI, the Sellers, and the Sellers’ Representative would not enter into the Transaction Agreement; and (ii) irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached and that money damages or other legal remedies would not be an adequate remedy for such damage. It is accordingly agreed that the parties shall be entitled to equitable relief, including in the form of an injunction or injunctions to prevent breaches or threatened breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto further acknowledge and agree: (x) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy; (y) not to assert that a remedy of specific enforcement pursuant to this Section 8(k) is unenforceable, invalid, contrary to applicable law or inequitable for any reason; and (z) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate. In connection with any proceeding for which RSI and the Sellers’ Representative are being granted an award of money damages, each of the Company and Subscriber agrees that such damages, to the extent payable by such party, shall include, without limitation, damages related to the consideration that is or was to be paid to the Company or the Sellers under the Transaction Agreement and/or this Subscription Agreement and such damages are not limited to an award of out-of-pocket fees and expenses related to the Transaction Agreement and this Subscription Agreement.

(l)    In any dispute arising out of or related to this Subscription Agreement, or any other agreement, document, instrument or certificate contemplated hereby, or any transactions contemplated hereby or thereby, the applicable adjudicating body shall award to the prevailing party, if any, the costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the dispute and the enforcement of its rights under this Subscription Agreement or any other agreement, document, instrument or certificate contemplated hereby and, if the adjudicating body determines a party to be the prevailing party under circumstances where the prevailing party won on some but not all of the claims and counterclaims, the adjudicating body may award the prevailing party an appropriate percentage of the costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the adjudication and the enforcement of its rights under this Subscription Agreement or any other agreement, document, instrument or certificate contemplated hereby or thereby.

(m)    If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(n)    No failure or delay by a party hereto in exercising any right, power or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

(o)    This Subscription Agreement may be executed and delivered in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(p)    This Subscription Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other state (except insofar as affected by the statutes, rules and regulations related to gaming).

(q)    EACH PARTY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS SUBSCRIPTION AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSCRIPTION AGREEMENT.

(r)    The parties agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Subscription Agreement must be brought exclusively in the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware or, in the event each federal court within the State of Delaware declines to accept jurisdiction over a particular matter, any state court within the State of Delaware) (collectively the “Designated Courts”). Each party hereby consents and submits to the exclusive jurisdiction of the Designated Courts. No legal action, suit or proceeding with respect to this Subscription Agreement may be brought in any other forum. Each party hereby irrevocably waives all claims of immunity from jurisdiction, and any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding in any Designated Court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue. Each of the parties also agrees that delivery of any process, summons, notice or document to a party hereof in compliance with Section 8(a) of this Subscription Agreement shall be effective service of process for any action, suit or proceeding in a Designated Court with respect to any matters to which the parties have submitted to jurisdiction as set forth above.

(s)    This Subscription Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Subscription Agreement, or the negotiation, execution or performance of this Subscription Agreement, may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. No past, present or future director, officer, employee, incorporator, manager, member, partner, stockholder, affiliate, agent, attorney or other representative of any party hereto or of any affiliate of any party hereto, or any of their successors or permitted assigns, shall have any liability for any obligations or liabilities of any party hereto under this Subscription Agreement or for any claim, action, suit or other legal proceeding based on, in respect of or by reason of the transactions contemplated hereby.

(t)    Subscriber hereby consents to the publication and disclosure in any press release issued by the Company, the Sellers or RSI of any Form 8-K filed by the Company with the SEC in connection with the execution and delivery of the Transaction Agreement or the transactions contemplated thereby and the Proxy Statement (as defined in the Transaction Agreement) (and, as and to the extent otherwise required by the federal securities laws, exchange rules, the SEC or any other securities authorities or any rules and regulations promulgated thereby, any other documents or communications provided by the Company, the Sellers or RSI to any governmental entity or to any securityholders of the Company) of Subscriber’s identity and beneficial ownership of the Subscribed Shares and the nature of Subscriber’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by the Company, the Sellers or RSI, a copy of this Agreement, all solely to the extent required by applicable law or any regulation or stock exchange listing requirement. Subscriber will promptly provide any information reasonably requested by the Company, the Sellers or RSI for any regulatory application or filing made or approval sought in connection with the Transaction (including filings with the SEC). For the avoidance of doubt, nothing in this Agreement shall require or be deemed to require the Company, the Sellers or RSI to make public or disclose any material, non-public information that the Company, the Sellers and/or RSI have provided to Subscriber other than the material, non-public information that is contained in the Proxy Statement (as defined in the Transaction Agreement) or other filings of the Company with the SEC. Notwithstanding the foregoing, the Company shall provide to Subscriber a copy of any proposed disclosure relating to the Subscriber in accordance with the provisions of this Section 8(t) in advance of any publication thereof and shall include such revisions to such proposed disclosure as Subscriber shall reasonably request. Following the filing of the Form 8-K following Closing, to the Company’s knowledge, Subscriber will not be in possession of any material nonpublic information and will no longer be subject to any confidentiality or similar obligations under any current agreement with the Company or any of its affiliates.

(u)    The obligations of Subscriber under this Subscription Agreement are several and not joint with the obligations of any Other Subscriber or any other investor under the Other Subscription Agreements, and Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber under this Subscription Agreement or any other investor under the Other Subscription Agreements. The decision of Subscriber to purchase Subscribed Shares pursuant to this Subscription Agreement has been made by Subscriber independently of any Other Subscriber or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company, RSI or any of their respective subsidiaries which may have been made or given by any Other Subscriber or investor or by any agent or employee of any Other Subscriber or investor, and neither Subscriber nor any of its agents or employees shall have any liability to any Other Subscriber or investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Subscriber or investor pursuant hereto or thereto, shall be deemed to constitute Subscriber and other investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Subscriber and other investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the this Subscription Agreement and the Other Subscription Agreements. Subscriber acknowledges that no Other Subscriber has acted as agent for Subscriber in connection with making its investment hereunder and no Other Subscriber will be acting as agent of Subscriber in connection with monitoring its investment in the Subscribed Shares or enforcing its rights under this Subscription Agreement. Subscriber shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Subscriber or investor to be joined as an additional party in any proceeding for such purpose.

[Signature pages follow.]

IN WITNESS WHEREOF, each of the Company, RSI, the Sellers’ Representative and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first set forth above.

DMY TECHNOLOGY GROUP, INC.

By:
Name:
Title:

Address for Notices:

1180 NORTH TOWN CENTER DRIVE, SUITE 100 LAS VEGAS NV 89144

ATTN: Niccolo de Masi, Chief Executive

Officer

EMAIL: niccolo@dmytechnology.com

with a copy (not to constitute notice) to:

WHITE & CASE LLP

1221 AVENUE OF THE AMERICAS

NEW YORK, NY 10020

ATTN: Joel Rubinstein

             Elliott Smith

EMAIL: joel.rubinstein@whitecase.com

             elliott.smith@whitecase.com

[Signature Page to Subscription Agreement]

RUSH STREET INTERACTIVE, LP

By:
Name:
Title:

Address for Notices:

900 NORTH MICHIGAN AVENUE

SUITE 1600

CHICAGO, IL 60611

ATTN: Neil Bluhm

             Greg Carlin

EMAIL: neilb@lambllc.com

             gcarlin@rushst.com

with a copy (not to constitute notice) to:

KIRKLAND & ELLIS LLP

300 N. LASALLE

CHICAGO, IL 60654

ATTN: Richard J. Campbell, P.C.

             Karen E. Flanagan

EMAIL: rcampbell@kirkland.com

             karen.flanagan@kirkland.com

[Signature Page to Subscription Agreement]

RUSH STREET INTERACTIVE GP, LLC

By:
Name:
Title:

Address for Notices:

900 NORTH MICHIGAN AVENUE

SUITE 1600

CHICAGO, IL 60611

ATTN: Neil Bluhm

             Greg Carlin

EMAIL: neilb@lambllc.com

             gcarlin@rushst.com

with a copy (not to constitute notice) to:

KIRKLAND & ELLIS LLP

300 N. LASALLE

CHICAGO, IL 60654

ATTN: Richard J. Campbell, P.C.

             Karen E. Flanagan

EMAIL: rcampbell@kirkland.com

             karen.flanagan@kirkland.com

[Signature Page to Subscription Agreement]

SUBSCRIBER:

Print
Name:

By:
Name:
Title:

Address for Notices:

Name in which shares are to be registered:

Number of Subscribed Shares subscribed for:

Price Per Subscribed Share:	$10.00

Aggregate Purchase Price:	$

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account of the Company specified by the Company in the Closing Notice.

[Signature Page to Subscription Agreement]

ANNEX A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

This Annex A should be completed and signed by Subscriber

and constitutes a part of the Subscription Agreement.

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the box, if applicable)

☐	Subscriber is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

B.	ACCREDITED INVESTOR STATUS (Please check the box)

☐

Subscriber is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and has marked and initialed the appropriate box below indicating the provision under which it qualifies as an “accredited investor.”

C.	AFFILIATE STATUS
(Please check the applicable box)

SUBSCRIBER:

☐ is:

☐ is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐	Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐

Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐

Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐

Any corporation, similar business trust, partnership or any organization described in Section 501(c)(3) of the Internal Revenue Code, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐

Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence must not be included as an asset; (b) indebtedness secured by the person’s primary residence up to the estimated fair market value of the primary residence must not be included as a liability (except that if the amount of such indebtedness outstanding at the time of calculation exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess must be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the residence must be included as a liability;

☐

Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

☐	Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

☐	Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests or one of the following tests.

[Specify which tests:                    ]

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